Calculation of Filing Fee Tables
S-8
WIPRO LTD
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Equity shares, par value Rs. 2 per equity share ("Equity Share"), each represented by one American Depositary Share ("ADS")	Other	55,000,000	$ 2.83	$ 155,650,000.00	0.0001531	$ 23,830.02
2	Equity	Equity Shares, each represented by one ADS	Other	200,000,000	$ 2.83	$ 566,000,000.00	0.0001531	$ 86,654.60
Total Offering Amounts:						$ 721,650,000.00		$ 110,484.62
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 110,484.62
Offering Note
[1]	(1) ADSs, each representing one Equity Share, issuable upon deposit of Equity Shares, have been registered on a separate Registration Statement on Form F-6 (File No. 333-12584), originally filed by Wipro Limited (the "Registrant") with the Securities and Exchange Commission on September 21, 2000, as amended. (2) This Registration Statement registers 55,000,000 additional ADSs, each representing one Equity Share, underlying the Equity Shares of the Registrant that may be issued pursuant to the Registrant's 2004 ADS Restricted Stock Unit Plan, as amended and restated (the "ADS Plan 2004"). In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional ADSs representing the underlying Equity Shares of the Registrant that become issuable under the ADS Plan 2004 by reason of any stock dividend, stock split, recapitalization or other similar transaction effected by the Registrant without the receipt of consideration which results in an increase in the number of Registrant's outstanding ADSs underlying the Equity Shares. (4) Estimated in accordance with Rule 457 (c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $2.83 per share, which represents the average of the high and low prices of the Registrant's Equity Shares on May 8, 2025, as reported on the New York Stock Exchange.

[2]	(1) ADSs, each representing one Equity Share, issuable upon deposit of Equity Shares, have been registered on a separate Registration Statement on Form F-6 (File No. 333-12584), originally filed by Wipro Limited (the "Registrant") with the Securities and Exchange Commission on September 21, 2000, as amended. (3) This Registration Statement registers the aggregate number of ADSs, each representing one Equity Share, underlying the Equity Shares of the Registrant that may be issued pursuant to the Registrant's Employee Stock Option, Performance Stock Unit and Restricted Stock Unit Scheme 2024 (the "2024 Scheme"). In addition, pursuant to Rule 416 under the Securities Act, this Registration Statement shall also cover any additional ADSs representing the underlying Equity Shares of the Registrant that become issuable under the 2024 Scheme by reason of any stock dividend, stock split, recapitalization or other similar transaction effected by the Registrant without the receipt of consideration which results in an increase in the number of Registrant's outstanding ADSs underlying the Equity Shares. (4) Estimated in accordance with Rule 457 (c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $2.83 per share, which represents the average of the high and low prices of the Registrant's Equity Shares on May 8, 2025, as reported on the New York Stock Exchange.